UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                           Date of Report: May 2, 2001

                                 Cyberboy, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)


      232458 10 9                             88-0356040
     -------------                            ----------
     (CUSIP Number)              (IRS Employer Identification Number)

                        c/o, Richard D. Surber, President
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                                 (801) 575-8073
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For a Proxy
                                       AND
                    You Are Requested Not to Send Us A Proxy


Check the appropriate box:
         [   ]    Preliminary Information Statement
         [   ]    Confidential, for Use of the Commission Only (as permitted by
                  Rule 14c-5(d)(2)
         [X]      Definitive Information Statement

                               -------------------
                                 CYBERBOY, INC.
                (Name of Registrant as Specified in its Charter)
                              --------------------

===============================================================================


Payment of Filing Fee (Check the appropriate box):

         [   ]    No fee required.
         [   ]    Fee computed on table below per Exchange Act Rules 14(c)-5(g)
                  and 0-11.
                  1) Title of each class of securities to which transaction applies:
                  2) Aggregate number of securities to which transaction applies:
                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 0
                  4) Proposed maximum aggregate value of transaction: 0
                  5) Total fee paid: $125.00

         [X]      Fee paid previously with preliminary materials.
         [ ]      Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously
                  Paid:
                  2) Form, Schedule or Registration No.:
                  3) Filing Party:
                  4) Date Filed

================================================================================











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                                 CYBERBOY, INC.
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101

                       Notice of Action by Written Consent
                  of a Majority of the Outstanding Common Stock
                           taken prior to May 1, 2001

To the Stockholders of Cyberboy, Inc.:

Notice is hereby given that upon Written Consent by the holders of a majority of the outstanding shares of common stock of Cyberboy, Inc. (the "Company"), to amend its Articles of Incorporation to change the name of the Company to " C-Cubed Holdings, Inc. " and to file such an amendment with the State of Nevada. The change will be effective on final effectiveness of this filing and is expected to be on or about May 30, 2001

The Company also intends to amend its Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 500,000,000, without changing the par value of the common stock nor changing the number of shares of preferred stock that are authorized and that Article 4 of the Articles of Incorporation be amended to reflect such changes.

The Company further proposes that it conduct a 2 for 1 forward split of its common stock, such that every current shareholder of the Company's common stock shall be issued one additional share, this would increase the current number of authorized shares from 2,042,000 to 4,084,000. Only shareholders of record at the close of business on April 25, 2001 will be authorized to participate in the forward split as set forth in this paragraph.

Only stockholders of record at the close of business on April 25, 2001 shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                         By Order of the Board of Directors


                         /s/ Richard D. Surber
                         --------------------------------
                         Richard D. Surber, President and Director






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



This information statement is being furnished to all holders of the common stock of the Company in connection with the Action by Written Consent to amend the Company's Articles of Incorporation.

                                     ITEM 1.

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Cyberboy, Inc., a Nevada Corporation ("Cyberboy"), in connection with resolutions of the Board of Directors and the written consent of stockholders of in excess of 90% of the common stock of Cyberboy providing for an amendment to Cyberboy's Articles of Incorporation to change the name of the Company to "C-Cubed Holdings, Inc." to increase the number of shares of authorized common stock to 500,000,000 and to approve a forward split of the common stock on a 2 for 1 basis for all shareholders of record as of April 25, 2001. This action is being taken to facilitate and reflect the business operations of the Company.

The Board of Directors and persons owning the majority of the outstanding voting securities of Cyberboy have unanimously adopted, ratified and approved resolutions to effect the change in name, the increase in the number of authorized shares and the 2 for 1 forward split of the common stock of Cyberboy. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendments will be filed and is expected to become effective on or about May 30, 2001.

The Form 10-KSB filed by Cyberboy with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Cyberboy is presently "current" in the filing of all reports required to be filed by it. See the caption "Additional Information," below.

                         DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the Recapitalization.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on April 25, 2001 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had outstanding 2,042,000 shares of $0.001 par value common stock. The Company's officers, directors and principal shareholders own or control in the aggregate greater than 90% of the issued and outstanding shares of Common Stock on the Record Date, these persons have signed a consent to the taking of this action. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.


      SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
                                  STOCKHOLDERS

The following table sets forth information about the beneficial ownership of the Company's Common Stock, (no shares of preferred stock are outstanding) as of April 25, 2001 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Company's named Executive Officers and Directors; and
(iii) all Directors and Executive Officers as a group:





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



Title of Class   Name and Address of Beneficial       Amount and Nature of       Percent of Class
                           Ownership                  Beneficial Ownership
 Common Stock           Axia Group, Inc.
                 268 West 400 South, Suite 300              1,000,000                 48.9%
                   Salt Lake City, Utah 84101
 Common Stock            Richard Surber                     1,000,000                 48.9%
                    268 West 400 South, Suite 300
                      Salt Lake City, Utah 84101



                           VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The Board of Directors of Cyberboy, Inc. and persons owning and having voting power in excess of 50% of the outstanding voting securities of Cyberboy have adopted, ratified and approved the change in the name of Cyberboy.(see the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the proposed amendment.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of 2,042,000 shares of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on April 25, 2001, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to Cyberboy's Articles of Incorporation.



                                     ITEM 2.

                    STATEMENT THAT PROXIES ARE NOT SOLICITED

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY


                                     ITEM 3.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Cyberboy's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                             ADDITIONAL INFORMATION

Additional information concerning Cyberboy, including its Form 10-KSB statement, which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov and is incorporated herein by reference.

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Dated: May 14 , 2001



                                    By Order of the Board of Directors


                                    /s/ Richard D. Surber
                                    -------------------------------
                                    Richard D. Surber, President & Director













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



                                   Exhibit "A"

                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                                 CYBERBOY, INC.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned persons, desiring to amend the Articles of Incorporation of Cyberboy, Inc., under the laws of the State of Nevada, do hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Corporation"):

         Pursuant to the provisions of Section 78.320, the amendment contained herein was duly approved and adopted by a majority of shareholders and by the board of directors of the Company.

         FIRST: The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of the State of Nevada on February 15, 1996

         SECOND: The following amendment to change the name of the Corporation to C-Cubed Holdings, Inc., was adopted by 2,000,000 shares, or 97.9 %, of the 2,042,000 issued and outstanding shares of common stock entitled to approve such amendment. The amendment to increase the number of authorized common shares to 500,000,000 was adopted by 2,000,000 shares, or 97.9% of the 2,042,000 issued and outstanding shares of common stock entitled to approve such an amendment. The proposal to conduct a 2 for 1 forward split of the Corporations common stock was also approved by 2,000,000 shares, or 97.9% of the 2,042,000 issued and outstanding shares of commons stock entitled to approve such an action.

         THIRD: Article First of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

        "FIRST: The name of the Company shall be C-Cubed Holdings, Inc.

         FOURTH: Article Fourth of the Articles of Incorporation of the Corporation is amended and state in its entirety to read as follows:


         "FOURTH. The stock of the corporation is divided into two classes: (1) common stock in the amount of Five Hundred Million (500,000,000) having par value of $0.001 each, and (2) preferred stock in the amount of Five Million (5,000,000) shares having par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into more than one class of stock or more than one series of any class, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders."




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         FIFTH: To conduct a forward split of the outstanding common stock of the Corporation on a basis of 2 for 1, resulting in the number of outstanding shares to be increased from 2,042,000 to 4,084,000, each existing shareholder to receive an additional share of common stock for each share presently held by that shareholder. Only shareholders of record as of April 25, 2001 shall be permitted to participate in the forward split provided for herein.


DATED this 1st day of May, 2001.


/s/ Richard D. Surber
-----------------------------------------
Richard D. Surber, President, and Director










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